                                                                     Exhibit 4.2

                                 [Face of Note]
- --------------------------------------------------------------------------------

                                                               CUSIP 20902Y AC 6

                     10c% Senior Subordinated Notes due 2009

No. 1                                                               $185,000,000

                       CONSOLIDATED CONTAINER COMPANY LLC
                                       AND
                      CONSOLIDATED CONTAINER CAPITAL, INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED EIGHTY FIVE MILLION DOLLARS on July 1, 2009.

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

                                CONSOLIDATED CONTAINER COMPANY LLC


                                By: Consolidated Container Holdings LLC, as its
                                    Sole Member and Manager

                                    By: __________________________________
                                        Name:
                                        Title:

                                CONSOLIDATED CONTAINER CAPITAL, INC.

                                By: _____________________________________
                                    Name:
                                    Title:

Dated: __, 1999

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee


By: __________________________________
    Authorized Signatory

                                 [Back of Note]

                     10c% Senior Subordinated Notes due 2009

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. Consolidated Container Company LLC, a Delaware limited company (the "Company"), and Consolidated Container Capital, Inc., a Delaware corporation ("CAPITAL," and together with the Company, the "ISSUERS"), promise to pay interest on the principal amount of this Note at 10c% per annum from July 1, 1999 until maturity. The Issuers will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be January 15, 2000. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the rate then in effect on the Notes pursuant to Section
2.12 of the Indenture; it shall
pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful on the Notes pursuant to Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Holders of Notes at the close of business on the January 1 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent And Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will initially act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

      4. Indenture. The Issuers issued this Note under an Indenture, dated as of July 1, 1999 ("INDENTURE"), between the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders aRE referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $300.0 million in aggregate principal amount.

      5. Optional Redemption.

      (a) Except as set forth in subparagraph (b) of this paragraph 5, the Issuers shall not have the option to redeem the Notes prior to July 15, 2004. Thereafter, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

      YEAR                                           PERCENTAGE
      ----                                           ----------
      2004.........................................  105.0625%
      2005.........................................  103.3750%
      2006.........................................  101.6875%
      2007 and thereafter..........................  100.0000%

      (b) Notwithstanding the provisions of subparagraph (a) of this paragraph 5, at any time prior to July 15, 2002, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (or of Holdings to the extent such proceeds are contributed to the Company); PROVIDED that (i) at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

      6. Mandatory Redemption.

      Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. Repurchase at Option of Holder.

      (a) If there is a Change of Control, as defined in Section 1.01 of the Indenture, the Issuers shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (as "ASSET SALE OFFER") pursuant to Sections 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other PARI PASSU

Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes.

      8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's, Capital's or any Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's, Capital's or such Subsidiary Guarantor's asset, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

      12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or premium on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section
4.10 or 4.15 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding to observe or perform any other covenant, representation, warranty or other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal at the final stated maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness under which there has bee a Payment Default or the maturity of which has been so accelerated, aggregates $20.0. million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay judgements, aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment have become final and nonappealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Subsidiary Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

      14. No Recourse Against Others. A manager, director, officer, employee, incorporator, stockholder or member, of any of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Subsidiary Guarantors under the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Consolidated Container Company LLC
Consolidated Container Capital, Inc.
2513 McKinney Avenue
Suite 850
Dallas, Texas 75201
Attention: Chief Financial Officer

                        NOTATION OF SUBSIDIARY GUARANTEE

      For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, on an unsecured, senior subordinated basis to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 1, 1999 (the "INDENTURE"), among Consolidated Container Company LLC (the "COMPANY") and Consolidated Container Capital, Inc. ("CAPITAL" and together with the Company, the "ISSUERS"), the Subsidiary Guarantors named therein and The Bank of New York, as trustee (the "TRUSTEE"),
(a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such actions as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee by the manual of facsimile signature of one of its authorized officers.

Dated: ___________

                              REID PLASTICS GROUP LLC

                              By: Consolidated Container Company LLC, as its
                                  Sole Member and Manager

                              By: Consolidated Container Holdings LLC, as its
                                  Sole Member and Manager

                                  By:___________________________________
                                     Name:
                                     Title:

                              PLASTICS CONTAINERS LLC

                              By: Consolidated Container Company LLC, as its
                                  Sole Member and Manager

                              By: Consolidated Container Holdings LLC, as its
                                  Sole Member and Manager

                                  By:___________________________________
                                     Name:
                                     Title:


                              CONTINENTAL PLASTICS CONTAINERS LLC

                              By: Plastics Containers LLC, as its Sole Member
                                  and Manager

                              By: Consolidated Container Company LLC, as its
                                  Sole Member and Manager

                              By: Consolidated Container Holdings LLC, as its
                                  Sole Member and Manager

                                  By:___________________________________
                                     Name:
                                     Title:


                              CONTINENTAL CARIBBEAN CONTAINERS, INC.


                                  By:___________________________________
                                     Name:
                                     Title:

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ________________

                               Your Signature:__________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*: ____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     |_| Section 4.10      |_| Section 4.15

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                             $_____________________

Date: _______________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)
                              Tax Identification No.: __________________________

Signature Guarantee*: _______________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

- --------------------------------------------------------------------------------------------------------------------
   Date of Exchange      Amount of decrease in  Amount of increase in    Principal Amount         Signature of
                           Principal Amount       Principal Amount            of this         authorized signatory
                                  of                     of                 Global Note                of
                           this Global Note       this Global Note        following such         Trustee or Note
                                                                             decrease               Custodian
                                                                           (or increase)
- --------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------